THE UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2013

Giga-tronics Incorporated

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation)	0-12719 (Commission File No.)	94-2656341 (IRS Employer Identification Number)

4650 Norris Canyon Road, San Ramon, CA	94583
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 328-4650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On June 27, 2013, Giga-tronics Incorporated (the “Company”) entered into a Securities Purchase Agreement pursuant to which it agreed to sell 5,111.86 shares of its newly designated Series D Convertible Voting Perpetual Preferred Stock to Alara Capital AVI II, LLC, a Delaware limited liability company (the “Investor”), an investment vehicle sponsored by Active Value Investors, LLC , for aggregate consideration of $858,171. The Company also agreed to issue to the Investor a warrant to purchase up to 511,186 additional shares of common stock of the Company at the price of $1.43 (the “New Warrant”) and to amend the Investor’s existing warrant to purchase up to 506,219 shares of common stock (the “Existing Warrant”) to lower the exercise price to $1.43 per share. Each of Active Value Investors, LLC and the Investor has a business address at Parkview Tower, 1150 First Avenue, Suite 600, King of Prussia, PA 19406. The completion of the sale is subject to customary closing conditions.

Each share of Series D Preferred Stock is initially convertible at the option of the holder into 100 shares of the Company’s common stock. The conversion ratio is subject to adjustments for stock splits, stock dividends, recapitalizations and similar transactions. If all shares of Series D Preferred Stock were immediately converted, holders of such shares would acquire 511,186 shares of common stock of the Company. Each share of Series D Preferred Stock has a liquidation preference of $143.00. If the Company pays a dividend on its common stock prior to June 1, 2014 or on or after June 1, 2014, it would be required to pay a dividend on the Series D Preferred Stock equal to 110% or 100%, respectively, of the cash dividend that would be payable on the number of shares of common stock into which each share of Series D Preferred Stock is then convertible. The Series D Preferred Stock generally votes together with the common stock, the Series B Convertible Voting Perpetual Preferred Stock and the Series C Convertible Voting Perpetual Preferred Stock on an as-converted to common stock basis on each matter submitted to the vote or approval of the holders of common stock, and would vote as a separate class with respect to certain actions that adversely affect the rights of the Series D Preferred Stock and on other matters as required by law.

The New Warrant will expire 30 months after the date of issuance. As amended, the Existing Warrant will expire on August 7, 2015.

Once the transaction is completed, the Investor will beneficially own approximately 36.2% of the Company’s common stock. The Investor currently beneficially owns approximately 26.9% of the Company’s common stock.

In accordance with the terms of the Securities Purchase Agreement, the Company and Investor will enter into an Investor Rights Agreement upon the closing of the sale of the Series D Preferred Stock. In the Investor Rights Agreement, the Company will agree to file certain registration statements for the resale of common stock of the Company that the Investor may acquire upon conversion of the Series D Preferred Stock and the New Warrant.

On January 23, 2013, the Company adopted a shareholder rights plan that permitted the Investor to beneficially owed all shares of the Company’s common stock then beneficially owned by it without causing a triggering event under the plan. As contemplated by the Securities Purchase Agreement, on June 27, 2013, the Company amended its Rights Agreement with American Stock Transfer & Trust Company, LLC, as rights agent, to permit the Investor to beneficially own up to 37% of the Company’s common stock, enabling the Investor to acquire the Series D Preferred Stock and New Warrant under the Securities Purchase Agreement, as well as the share of common stock underlying such securities, without triggering the shareholder rights plan.

The foregoing discussion is qualified in its entirety by reference to the Securities Purchase Agreement dated as of June 27, 2013 filed as Exhibit 10.1 to this report, including the exhibits attached thereto, the Amendment No. 1 to Rights Agreement dated as of June 27, 2013 field as Exhibit 10.2 to this report and the Certificate of Determination filed as Exhibit 3.1 to this report.

On June 28, 2013, the Company issued a press release announcing the signing of the Securities Purchase Agreement. A copy of the press release is filed as Exhibit 99.1 with this report.

Item 3.02     Unregistered Sales of Equity Securities.

See Item 1.01 for a description of the Company’s planned sale of unregistered sale of securities. The Company will sell the shares of Series D Preferred Stock and the warrants in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933. The Company intends to use the proceeds of the sale for working capital purposes.

Item 3.03     Material Modification to Rights of Security Holders.

In connection with the transaction described in Item 1.01, on June 27, 2013, the Company filed with the California Secretary of State a Certificate of Determination for the Series D Preferred Stock. Under the Certificate of Determination for the Series D Preferred Stock, the Company’s ability to declare or pay dividends or distributions or to repurchase its common or capital stock or other equity securities would be subject to restrictions in the event that the Company fails to declare and pay the required dividends on the Series D Preferred Stock. Upon a liquidation or winding up of the Company, the holders of the Series D Preferred Stock would be entitled to a liquidation preference equal to $143.00 per share in preference to the holders of common stock.

On June 27, 2013, the Company amended its Right Agreement. See Item 1.01 for a description of the amendment.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the transaction described in Item 1.01, on June 27, 2013, the Company filed with the California Secretary of State a Certificate of Determination designating 6,000 shares of preferred stock as Series D Convertible Voting Perpetual Preferred Stock.

Item 9.01     Financial Statements and Exhibits.

Reference is made to the exhibits listed in the Exhibit Index included with this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2013	GIGA-TRONICS INCORPORATED

By: /s/ Steven D. Lance
Vice President, Cheif Financial Officer
and Secretary

Exhibit Index

Exhibit Number	Description

3.1	Certificate of Determination for Series D Convertible Voting Perpetual Preferred Stock

10.1	Securities Purchase Agreement dated June 27, 2013, between the Company and Alara Capital AVI II, LLC

10.2	Amendment No. 1 to Rights Agreement dated June 27, 2013, between the Company and American Stock Transfer & Trust Company, LLC as Rights Agent

99.1	Press release issued by the Company on June 28, 2013.

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